Exhibit 99.1
WCA WASTE CORPORATION ANNOUNCES INITIAL RESULTS OF TENDER OFFER AND CONSENT SOLICITATION
     HOUSTON, June 7, 2011 (GLOBE NEWSWIRE)—WCA Waste Corporation (NASDAQ: WCAA) (“WCA”) announced today the initial results of its previously announced tender offer relating to any and all of its outstanding 9.25% senior notes due 2014 (“2014 Notes”) pursuant to its Offer to Purchase and Consent Solicitation Statement dated May 23, 2011. In conjunction with the tender offer, WCA solicited from holders of the 2014 Notes consents to proposed amendments to the indenture governing the 2014 Notes (the “Proposed Amendments”), which would eliminate substantially all the restrictive covenants and certain events of default and related provisions.
     As of 5:00 p.m. Eastern time on June 6, 2011, WCA had received the requisite tenders and consents to the Proposed Amendments. The Proposed Amendments became effective on June 6, 2011 upon execution of a supplemental indenture to the indenture governing the 2014 Notes.
     On June 7, 2011 (the “Initial Payment Date”), WCA intends to accept and purchase $100,969,000 aggregate principal amount of the outstanding 2014 Notes (or approximately 67.31% percent of the outstanding principal amount of 2014 Notes) for a purchase price equal to $1,027.00, plus accrued and unpaid interest, for each $1,000 principal amount of the 2014 Notes purchased. After giving effect to the purchase of 2014 Notes on the Initial Payment Date, an aggregate $49,031,000 principal amount of the 2014 Notes will remain outstanding.
     WCA’s tender offer for the 2014 Notes will expire at 9:00 a.m., New York City time, on June 21, 2011, unless extended or earlier terminated (the “Expiration Date”). Holders of the 2014 Notes who validly tender their 2014 Notes on or prior to the Expiration Date, and whose 2014 Notes are accepted for purchase, will receive consideration equal to $997.00 per $1,000 principal amount of the 2014 Notes tendered, plus any accrued and unpaid interest on the 2014 Notes up to, but not including, the subsequent payment date, which is expected to be promptly after the time of the Expiration Date. WCA currently intends to call for redemption any 2014 Notes that remain outstanding after the Expiration Date and consummation of the tender offer.
     Because the withdrawal deadline of 5:00 p.m. New York City time on June 6, 2011 has passed, previously tendered 2014 Notes may no longer be withdrawn, and holders who tender 2014 Notes after the withdrawal deadline will not have withdrawal rights.
     WCA engaged Credit Suisse Securities (USA) LLC to act as Dealer Manager and Solicitation Agent and Global Bondholder Services Corporation to act as Depositary and Information Agent. Questions regarding the terms of the offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 528-2147

(collect). Questions regarding tender procedures or requests for documentation may be directed to Global Bondholder Services Corporation at (866) 804-2200 (toll free) or (212) 430-3774 (collect).
     This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offer is being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related documents made available to holders of the 2014 Notes.
Safe Harbor for Forward-Looking Statements
     This press release may contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” or “opportunity,” the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such statements include, but are not limited to, plans, objectives, expectations and intentions and other statements that are not historical facts.
     All such statements are based upon the current beliefs and expectations of WCA’s management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in “Risk Factors and Cautionary Statement about Forward-Looking Statements” in WCA’s Quarterly Report on Form 10-Q with respect to the quarterly period ending on March 31, 2011. Please consider these risks and uncertainties carefully in evaluating the forward-looking statements and do not place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and WCA undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
CONTACT:	WCA Waste Corporation Tommy Fatjo (713) 292-2400